SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 29, 2015

Bespoke Tricycles, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-55008	Pending
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
4045 Sheridan Avenue, Suite 414 Miami, Florida		33140
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 305-370-0482
145-147 St. John Street London, United Kingdom EC1V 4PW (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1. Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On May 29, 2015, Bespoke Tricycles, Inc. (the "Company") entered into a stock purchase agreement (the “Purchase Agreement”) with John Goodhew, the Company's sole officer and director, and Albert Mitrani. Pursuant to the terms of the Purchase Agreement, Mr. Mitrani agreed to purchase 7,500,000 shares of common stock of the Company (“Shares”), representing all of the shares of common stock held by Mr. Goodhew. The purchase price for the Shares, which represent 87.8% of the issued and outstanding shares of common stock of the Company on a fully diluted basis, of $40,000, is payable by Mr. Mitrani to Mr. Goodhew no later than twelve months from the closing date.

Through the earlier of the closing and the termination of the Purchase Agreement, neither the Company nor Mr. Goodhew shall pursue any alternative transaction regarding any business combination with respect to the Company or the sale of any assets or capital stock of the Company.

The Purchase Agreement contains customary representations, warranties and covenants for a transaction of this nature. The closing of the transactions contemplated by the Purchase Agreement are subject to the satisfaction or waiver of certain conditions provided for in the Purchase Agreement.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is attached hereto as Exhibit 10.1.

Section 5 – Corporate Governance and Management

Item 5.01 Changes in Control of Registrant

The information set forth under Item 5.02 below is incorporated herein by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In connection with the execution and delivery of the Purchase Agreement, as of May 29, 2015 Mr. Goodhew resigned as the sole officer of the Company and appointed Al Mitrani to the Board of Directors and as the sole officer of the Company. Mr. Goodhew shall remain on the Board of Directors of the Company.

Albert Mitrani was the Chief Executive Officer of Analytical Stem Cell Corp. from April 2014 through May 2015. Analytical Stem Cell was involved in stem cell research and patient treatment referral centers. From February 2012 through March 2014 Mr. Mitrani was the Chief Executive Officer of Americell Trinidad and the President of ASCAAC LLC (American Stem Cell) from March 2011 through January 2013. Mr. Mitrani was the Chief Executive Officer of American Cellular Center Quito Ecuador from 2009 through 2012.

Mr. Mitrani has not had any direct or indirect interest in the Company or any proposed transactions other than as set forth in the Purchase Agreement. Currently the Company does not have any written employment agreements or other formal compensation arrangement with Mr. Mitrani.

Section 8 – Other Events

Item 8.01 Other Events

Following the transactions described above, our corporate offices have been moved and our phone number has changed.  Our new office address and phone number is indicated on the cover page of this Current Report.

Item 9.01 Financial Statements and Exhibits.

Exhibit

Description

10.1

Stock Purchase Agreement dated as of May 29, 2015 among Bespoke Tricycles, Inc., John

Goodhew and Albert Mitrani

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bespoke Tricycles, Inc..

/s/ Al Mitrani

Al Mitrani

Chief Executive Officer

Date: June 2, 2015